UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On February 7, 2014, CNL Healthcare Properties, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of four retirement communities on February 3, 2014 and, on March 7, 2014, the Company filed a Form 8-K disclosing our acquisition of one retirement community on March 3, 2014 (collectively, these five communities are referred to as the “Pacific Northwest II Communities” and also as the “Mountain West Retirement Communities”).

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

Pacific Northwest II Communities (Five Communities)

Combined financial statements as of December 31, 2013, 2012 and 2011, and for the years ended December 31, 2013, 2012 and 2011.

Independent Auditor’s Report

Combined Balance Sheets

Combined Statements of Income

Combined Statements of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Properties, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2013

Notes to Unaudited Pro Forma Consolidated Financial Statements

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 27, 2014, our Annual Report on Form 10-K for the year ended December 31, 2013, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC.

Date: April 4, 2014	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Financial Officer

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F–5

MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

WITH

INDEPENDENT AUDITOR’S REPORT

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Independent Auditor’s Report

To the Stockholders of Mountain West Retirement Corporation

and CNL Healthcare Properties, Inc. and Subsidiaries

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Mountain West Retirement Communities (Five Communities), which comprise the balance sheets as of December 31, 2013, 2012 and 2011, and the related combined statements of income, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Communities as of December 31, 2013, 2012, and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mack, Roberts & Co., LLC
Portland, Oregon

March 20, 2014

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Combined Balance Sheets

December 31, 2013, 2012 and 2011

	2013	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$2,299,338	$1,816,693	$1,061,275
Restricted cash	1,318,392	967,817	1,007,782
Accounts receivable, net of allowance for doubtful accounts of $268,758, $203,919, and $205,566, respectively	126,225	200,056	223,994
Prepaid expenses and other assets	181,681	181,816	196,790

Total current assets	3,925,636	3,166,382	2,489,841

Notes receivable	—	261,369	256,404
Property and equipment, net	27,644,606	29,466,693	31,259,264
Deferred financing fees, net of accumulated amortization of $789,565, $715,348, and $641,130, respectively	1,223,044	1,297,262	1,371,479

Total assets	$32,793,286	$34,191,706	$35,376,988

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Current portion of long-term debt	$832,198	$688,181	$648,024
Accounts payable and accrued expenses	887,394	561,903	534,137
Unearned rent	206,377	93,871	170,287

Total current liabilities	1,925,969	1,343,955	1,352,448

Long-term debt, net of current portion	37,222,339	38,053,322	38,736,771

Total liabilities	39,148,308	39,397,277	40,089,219

Members’ deficit	(6,355,022)	(5,205,571)	(4,712,231)

Total members’ deficit	(6,355,022)	(5,205,571)	(4,712,231)

Total liabilities and members’ deficit	$32,793,286	$34,191,706	$35,376,988

See accompanying notes to combined financial statements.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Combined Statements of Income

Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011

Revenues:
Resident fees and services	$16,723,633	$16,359,974	$15,380,768
Other	64,065	71,749	58,116

Total revenues	16,787,698	16,431,723	15,438,884

Costs and expenses:
Labor	4,307,615	4,279,362	4,281,093
Depreciation	1,850,478	1,843,536	1,716,591
General and administrative	1,975,844	1,945,853	2,110,458
Food	738,774	717,174	705,992
Insurance	209,915	233,124	204,842
Utilities	801,879	772,038	748,162
Taxes and license fees	596,128	573,634	545,827
Repairs and maintenance	441,641	420,974	468,511
Advertising and marketing	142,992	205,968	230,565
Ancillary expenses	118,771	53,747	27,031

Total costs and expenses	11,184,037	11,045,410	11,039,072

Operating income	5,603,661	5,386,313	4,399,812

Other costs and expenses:
Interest expense, net	531,507	561,916	660,295
Bond fee expense	603,721	595,173	610,308
Amortization of financing costs	74,217	74,217	274,522

Total other costs and expenses, net	1,209,445	1,231,306	1,545,125

Net income	$4,394,216	$4,155,007	$2,854,687

See accompanying notes to combined financial statements.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Combined Statements of Changes in Members’ Deficit

Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011

Balance, beginning of year	$(5,205,571)	$(4,712,231)	$(4,118,621)

Member contributions	—	—	475,000

Member distributions	(5,543,667)	(4,648,347)	(3,923,297)

Net income	4,394,216	4,155,007	2,854,687

Balance, end of year	$(6,355,022)	$(5,205,571)	$(4,712,231)

See accompanying notes to combined financial statements.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Combined Statements of Cash Flows

Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Cash flows from operating activities:
Net income	$4,394,216	$4,155,007	$2,854,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,850,478	1,843,536	1,716,591
Amortization of deferred financing costs	74,217	74,217	274,522
Changes in assets and liabilities:
Accounts receivable	73,831	23,938	89,306
Prepaid expenses and other assets	135	14,974	(44,071)
Accounts payable and accrued expenses	355,492	27,766	181,186
Unearned rent	112,506	(76,416)	56,781

Net cash provided by operating activities	6,830,875	6,063,022	5,129,002

Cash flows from investing activities:
Additions to property and equipment	(28,391)	(50,965)	(1,846,230)
Collections on notes receivable	261,369	—	—
Loans made	—	(4,965)	(4,951)
Decrease (increase) in restricted cash	(350,575)	39,965	161,703

Net cash used in investing activities	(117,597)	(15,965)	(1,689,478)

Cash flows from financing activities:
Borrowings on long-term debt	—	—	11,721,200
Principal payments on long-term debt	(686,966)	(643,292)	(12,402,594)
Additions to deferred financing costs	—	—	(285,622)
Contributions from members	—	—	475,000
Distributions to members	(5,543,667)	(4,648,347)	(3,923,297)

Net cash used in financing activities	(6,230,633)	(5,291,639)	(4,415,313)

Net increase (decrease) in cash	482,645	755,418	(975,789)
Cash and cash equivalents:
Beginning of year	1,816,693	1,061,275	2,037,064

End of year	$2,299,338	$1,816,693	$1,061,275

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$539,008	$568,945	$667,976

See accompanying notes to combined financial statements.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements

For the Years Ended December 31, 2013, 2012 and 2011

Note 1 - Organization and nature of business

The Mountain West Retirement Communities (Five Communities) consist of five assisted living communities (the “Communities”) held in separate Limited Liability Companies and owned by affiliates of Mountain West Retirement Corporation (“Mountain West”). The Communities were developed and are managed by affiliates of Mountain West.

As of December 31, 2013, the Mountain West Retirement Communities identified in the table below collectively feature a mix of 136 independent living units, 363 assisted living units, and 24 memory care units for a total of 523 residential units as follows:

Mountain West Retirement Communities	Location	Total Units
Auburn Assisted Living, LLC	Auburn, WA	102
Vancouver Bridgewood, LLC	Vancouver, WA	124
Longview Monticello, LLC	Longview, WA	144
MWSH Yelm, LLC	Yelm, WA	87
West Hills Assisted Living Community, LLC	Corvallis, OR	66

The Communities were opened at various points in time ranging from 2002 through 2004.

Note 2 - Summary of significant accounting policies

Basis of presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Cash and cash equivalents

For purposes of the combined statements of cash flows, the Communities consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Property and equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	15 years
Building and improvements	27.5 years
Equipment and furnishings	5-7 years
Vehicles	5 years

Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 2 - Summary of significant accounting policies (continued)

Deferred financing fees, net

Intangible assets consist of loan fees for obtaining the mortgages payable and are being amortized using the straight-line method over the term of each mortgage. Amortization expense amounted to $74,217, $74,217, and $274,522 for the years ended December 31, 2013, 2012 and 2011, respectively. Amortization expense is estimated to be $71,365 in years 2014 through 2018, respectively.

Tenant accounts receivable

Tenant accounts receivable are stated at the amount management expects to collect on balances outstanding at year end. Based on management’s review of aging and collections at the end of the year, bad debts are provided for on the allowance method.

Revenue recognition

The Communities recognize rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as unearned revenue until the services are rendered and the revenue is earned. The Communities also bill the residents for ancillary services provided to the residents.

Advertising costs

The Communities’ policy is to expense advertising costs as incurred. Advertising costs were $142,992, $205,968, and $230,565 in 2013, 2012 and 2011, respectively.

Estimates

The process of preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the combined financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Income taxes

The accompanying combined financial statements do not include a provision or liability for federal income taxes because the members are taxed individually on their share of each Communities’ earnings. Based on management’s evaluation, if it were more than 50% probable that a material amount of income tax would be imposed at the entity level upon examination by the relevant taxing authorities, a liability would be recognized in the accompanying combined balance sheets along with any interest and penalties that would result from that assessment. Should any such penalties and interest be incurred, the Communities’ policy would be to recognize them as other expenses. No interest or penalties have been accrued or charged to expense as of December 31, 2013, 2012, and 2011 or for the years then ended.

The Communities’ income tax returns are subject to examination by taxing authorities for a period of three years from the date they are filed. As of December 31, 2013, the Communities’ income tax returns for 2013, 2012 and 2011 are subject to examination by the Internal Revenue Service and applicable state and local taxing authorities.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 2 - Summary of significant accounting policies (continued)

Allocation of profits, losses and credits

The Limited Liability Company Agreements provide for, among other things, the allocation of profits and losses, which are allocated to members in proportion to their ownership units. When a loss or deduction allocation results in an adjusted capital account deficit to any member, the loss or deduction is reallocated first to those members who do not have an adjusted capital account deficit as of the end of the taxable year.

New accounting policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 3 - Cash balances

The Communities maintain both interest-bearing and non-interest bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. In 2011 and 2012, all noninterest-bearing accounts are fully insured. At times throughout 2013, the Communities’ cash deposits may have exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believed they are not exposed to any significant credit risk.

Note 4 - Concentrations of credit risk

The Communities grant credit without collateral to its residents, most of who are from the local area. The Communities’ accounts receivable were concentrated in the following major payor classes at December 31, 2013, 2012, and 2011:

	2013	2012	2013

Medicaid	$64,723	$76,196	$97,190
Private pay	330,260	354,779	332,370

	394,983	430,975	429,560
Less allowance for doubtful accounts	(268,758)	(230,919)	(205,566)

Accounts receivable, net	$126,225	$200,056	$223,994

Note 5 - Restricted cash

Under regulatory agreements, some of the five communities are required to set aside amounts for replacement of property and for property taxes and insurance. HUD restricted deposits of $468,598, $411,759 and $334,706 at December 31, 2013, 2012 and 2011, respectively, were held by the mortgagees for this purpose. Washington State Housing Finance Commission required set aside amounts for Medicaid transition reserves, replacement of property and for property taxes and insurance and for principal reduction reserves. Restricted deposits of $849,794, $556,058, and $673,076 at December 31, 2013, 2012, and 2011, respectively, were held by the mortgagees for this purpose.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 6 - Notes Payable

The Communities’ notes payable consist of the following at December 31, 2013, 2012 and 2011:

	2013	2012	2011

HUD - insured mortgage payable through May 2035 in monthly installments of $51,479 including interest at 4.2%. Collateralized by the real estate of one facility (Auburn Assisted).	$8,694,924	$8,941,828	$9,178,595

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2002A maturing August 2034. Bearing interest at .09%, .19% and .13% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.29%, 2.24% and 2.24% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (Vancouver Bridgewood).	5,860,000	5,860,000	5,860,000

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2002B maturing August 2034. Bearing interest at .12%, .18% and .18% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.29%, 2.24% and 2.24% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (Vancouver Bridgewood).	2,835,000	3,000,000	3,150,000

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 6 - Notes Payable (continued)

	2013	2012	2011

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2003A maturing August 2034. Bearing interest at .10%, .19% and .18% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.46%, 2.40% and 2.51% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (MWSH Yelm).	$5,775,000	$5,775,000	$5,775,000

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2003B maturing August 2034. Bearing interest at .15%, .27% and .27% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.46%, 2.40% and 2.51% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (MWSH Yelm).	2,000,000	2,000,000	2,000,000

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2001A maturing August 2034. Bearing interest at .09%, .18% and .13% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.30%, 2.26% and 2.25% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (Longview Monticello).	6,285,000	6,285,000	6,285,000

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 6 - Notes Payable (continued)

	2013	2012	2011

Washington State Housing Finance Commission variable rate demand multifamily revenue bond - Series 2001B maturing August 2034. Bearing interest at .12%, .17% and .18% at December 31, 2013, 2012, and 2011, respectively. Annual bond fees are paid at an effective rate of 2.30%, 2.26% and 2.25% of the outstanding bond balance at December 31, 2013, 2012 and 2011, respectively. The bond requires payments, based on a 30 year amortization period, into a principal reserve fund that are used to pay down the balance of the bonds. Collateralized by the real estate of one facility (Longview Monticello).	$2,865,000	$3,035,000	$3,190,000

HUD - insured mortgage payable through January 2037 in monthly installments of $19,608 including interest at 3.43%. Collateralized by the real estate of one facility (West Hills).	3,739,613	3,844,675	3,946,200

	38,054,537	38,741,503	39,384,795

Less principal amounts due within one year	(832,198)	(688,181)	(648,024)

	$37,222,339	$38,053,322	$38,736,771

Aggregate maturities required on principal for each of the succeeding five years and thereafter are as follows:

Year ending

2014	$832,198
2015	883,781
2016	938,663
2017	998,007
2018	1,060,866
Thereafter	33,341,022

$38,054,537

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 7 - Property and equipment, net

Property and equipment consisted of the following at December 31:

	2013	2012	2011

Land and land improvements	$4,703,361	$4,703,361	$4,703,361
Building and building improvements	38,344,111	38,344,111	38,343,368
Equipment and furnishings	3,989,042	3,960,650	3,913,777

	47,036,514	47,008,122	46,960,506
Less: accumulated depreciation	(19,391,908)	(17,541,429)	(15,701,242)

	$27,644,606	$29,466,693	$31,259,264

Note 8 - Related party transactions

Pursuant to various management agreements, the Communities pay management fees of 7% of residential income collected to Mountain West Retirement Corporation (a retirement management agent of common ownership). The amounts incurred for management fees were $1,175,490, $1,151,565, and $1,081,329 in 2013, 2012, and 2011, respectively.

The Communities reimburse the related management company for ordinary operating expenses paid for by the related management company on the Communities’ behalf. The Communities owed $52,442, $39,782, and $18,013 to the management company under common ownership, which is included in accounts payable and accrued expenses in the combined balance sheets, as of December 31, 2013, 2012, and 2011, respectively.

The Communities paid $1,185, $86,644, and $2,144,178 for remodeling and improvements, furnishings and equipment purchases and finance services to two companies affiliated through common ownership in 2013, 2012, and 2011, respectively. The Communities owed $2,579 and $27,294 to these affiliated companies, which is included in accounts payable and accrued expenses in the combined balance sheets, as of December 31, 2012 and 2011, respectively. The Communities owed $181,308 to various owners as of December 31, 2013, which is included in accounts payable and accrued expenses in the combined balance sheet.

One Community has a note receivable from Mountain West Senior Housing, LLC, a company affiliated to the Communities through common ownership. As of December 31, 2012 and 2011, the amount owed to the Community under the note receivable was $261,369 and $256,404, respectively. The note receivable has an interest rate of 2% with interest only payments being received. The note receivable is payable on demand and was received in full during 2013.

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MOUNTAIN WEST RETIREMENT COMMUNITIES (FIVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2013, 2012 and 2011

Note 9 - 401(k) profit sharing plan

Mountain West has a profit sharing plan that covers all eligible employees who are 18 years of age with at least three months of service. Participants may make contributions to the plan up to the maximum statutory amount allowed by law. Various Communities participate in this plan. Each Community participating in the plan will make monthly matching contributions to the plan based upon a percentage of the eligible participant’s monthly contributions. Additional supplemental contributions may be made at the option of the Communities. No supplemental contributions were made in 2013, 2012, and 2011. Employer matching contributions to the 401(k) profit sharing plan were $100, $68 and $926 in 2013, 2012, and 2011 respectively.

Note 10 - Commitments and contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

Note 11 - Subsequent events

Management has evaluated subsequent events through March 20, 2014, which is the date the combined financial statements were available to be issued, and has determined that the following disclosures are necessary.

In a transaction that closed on February 3, 2014, Mountain West sold four of the Communities to CNL Healthcare Properties, Inc. for $88,263,000, exclusive of closing costs.

In a transaction that closed on March 3, 2014, Mountain West sold one of the Communities to CNL Healthcare Properties, Inc. for $14,986,000, exclusive of closing costs.

F–20

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying unaudited pro forma consolidated balance sheet of CNL Healthcare Properties and subsidiaries (collectively, the “Company”) are presented as if the February and March acquisitions of five senior housing communities described in Note 2, had occurred as of December 31, 2013. The accompanying unaudited pro forma consolidated statement of operations of the Company are presented for the year ended December 31, 2013 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of the first day of the period presented.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2013.

F–21

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	CNL Healthcare Properties, Inc. Historical	Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Real estate assets:
Real estate investment properties (including VIEs $72,053)	$848,791	$96,192	(a)	$944,983
Real estate under development, including land (including VIEs $16,210)	17,409	—		17,409

Total real estate assets	866,200	96,192		962,392

Intangibles, net (including VIEs $4,535)	52,400	7,057	(a)	59,457
Cash (including VIEs $727)	44,209	(35,565	) (a)	4,603
		(125	) (b)
		(3,916	) (c)
Investments in unconsolidated entities	18,438	—		18,438
Deposits	8,892	(4,561	) (a)	4,331
Loan costs, net (including VIEs $912)	7,919	125	(b)	8,044
Other assets (including VIEs $21)	6,445	—		6,445
Note receivable from related party	3,949	—		3,949
Restricted cash (including VIEs $257)	2,839	—		2,839
Deferred Rent (including VIEs $104)	2,782	—		2,782

Total assets	$1,014,073	$59,207		$1,073,280

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $52,596)	$438,107	$63,123	(a)	$501,230
Line of Credit	98,500	—		98,500
Accounts payable and accrued expenses (including VIEs $309)	7,887	—		7,887
Other Liabilities (including VIEs $939)	7,243	—		7,243
Accrued development costs (including VIEs $7,047)	7,047	—		7,047
Due to related parties (including VIEs $112)	3,308	—		3,308

Total liabilities	562,092	63,123		625,215

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200,000 shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 300,000 shares authorized and unissued	—	—		—
Common stock, $0.01 par value per share 1,120,000 shares authorized 58,308 shares issued and 58,218 outstanding	582	—		582
Capital in excess of par value	500,361	—		500,361
Accumulated loss	(30,580)	(3,916	) (c)	(34,496)
Accumulated other comprehensive loss	(959)	—		(959)
Accumulated distributions	(17,423)	—		(17,423)

Total stockholders’ equity	451,981	(3,916)		448,065

Total liabilities and stockholders’ equity	$1,014,073	$59,207		$1,073,280

See accompanying notes to unaudited pro forma consolidated financial statements.

F–22

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	CNL Healthcare Properties, Inc. Historical	Pacific Northwest II Historical (a)	Pacific Northwest II Pro Forma Adjustments		Pacific Northwest I Historical (b)	Pacific Northwest I Pro Forma Adjustments
Revenues:
Rental income from operating leases	$23,297	$—	$—		$—	$—
Resident fees and services	27,550	16,788	—		26,436	5,907	(q)
Tenant reimbursement income	1,640	—	—		—	—
Interest income on note receivable from related party	118	—	—		—	—

Total revenues	52,605	16,788	—		26,436	5,907

Expenses:
Acquisition fees and expenses	18,840	—	(36	) (e)	—	(7,066	) (e)
General and administrative	5,618	2,977	(1,175	) (o)	2,791	(961	) (m)
Asset management fees	3,614	—	1,033	(f)	—	2,779	(f)
			1,402	(r)
Property operating expenses	20,940	6,357	—		13,302	2,894	(q)
Property management fees	2,642	—	672	(o)	—	1,436	(m)
Contingent purchase price consideration adjustment	(1,824)	—	—		—	—
Depreciation and amortization	16,765	1,850	4,260	(i)	5,091	9,080	(i)

Total expenses	66,595	11,184	6,156		21,184	8,162

Operating income (loss)	(13,990)	5,604	(6,156)		5,252	(2,255)

Other income (expense):
Interest and other income (expense)	74	—	8	(p)	—	14	(n)
Interest expense and loan cost amortization	(10,799)	(1,209)	(1,610	) (p)	(5,131)	(3,750	) (n)
Gain on sale of investment in unconsolidated entity	4,486	—	—		—	—
Equity in earnings (loss) of unconsolidated entities	2,147	—	—		—	—

Total other expense	(4,092)	(1,209)	(1,602)		(5,131)	(3,736)

Net income (loss) before income taxes	(18,082)	4,395	(7,758)		121	(5,991)
Income tax expense	(18)	—	—		—	—

Net income (loss)	$(18,100)	$4,395	$(7,758)		$121	$(5,991)

Loss per share of common stock (basic and diluted)	$(0.47)

Weighted average number of shares of common stock outstanding (basic and diluted) (h)	38,353

See accompanying notes to unaudited pro forma consolidated financial statements.

F–23

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013 (CONTINUED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

South Bay Historical (c)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
$—	$—		$—		$23,297
7,677	1,578	(d)	—		85,936
—	—		—		1,640
—	—		—		118

7,677	1,578		—		110,991

—	(1,706	) (e)	—		10,032
427	214	(d)	—		9,891
—	530	(f)	(625	) (f)	7,331
					1,402
4,419	1,305	(d)	—		49,217
428	34	(g)	(241	) (g)	4,971
—	—		—		(1,824)
1,143	1,548	(i)	—		39,737

6,417	1,925		(866)		120,757

1,260	(347)		866		(9,766)

—	—		—		96
(1,283)	1,283	(j)	1,552	(k)	(20,947)
—	—		(4,486	) (l)	—
—	—		(1,283	) (l)	864

(1,283)	1,283		(4,217)		(19,987)

(23)	936		(3,351)		(29,753)
—	—		—		(18)

$(23)	$936		$(3,351)		$(29,771)

					$(0.58)

					50,943

See accompanying notes to unaudited pro forma consolidated financial statements.

F–24

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as if the February and March acquisitions of five senior housing communities described in Note 2 had occurred as of December 31, 2013. The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company are presented for the year ended December 31, 2013 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of the first day of the period presented. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Period presented.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Period. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

Pacific Northwest II Communities

On February 3, 2014, the Company acquired four senior housing communities for a purchase price of approximately $88.3 million. The properties include: Bridgewood at Four Seasons Retirement & Assisted Living Community Vancouver, WA, Rosemont Retirement & Assisted Living Community Yelm, WA, Auburn Meadows Senior Community Assisted Living and Special Care Auburn, WA, and Monticello Park Retirement & Assisted Living Community Longview, WA. On March 3, 2014, the Company acquired the West Hills Retirement and Assisted Living Community in Corvallis, OR for a purchase price of approximately $15.0 million (collectively, these five communities are referred to as the “Pacific Northwest II Communities”).

The senior housing communities feature a total of 523 residential units and will be operated by a third-party property manager to perform the processes of managing the Pacific Northwest II Communities. The Company will pay the property manager a fee of 4% of the monthly gross revenues and will reimburse the property managers for operating expenses incurred that are consistent with the annual business plan for the Pacific Northwest II Communities.

F–25

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Pacific Northwest II Communities (continued)

The following summarizes the allocation of the purchase price for the Pacific Northwest II Communities and the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Land	$5,792
Land improvements	1,839
Building	85,656
Equipment	2,905
In-place lease	7,057

Net assets acquired	$103,249

In connection with the acquisition of the Pacific Northwest II Communities, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $63.1 million that bears a fixed interest rate of 4.30%. The loan is an expansion amendment of the Pacific Northwest I Communities agreement described below.

Pacific Northwest I Communities

On December 2, 2013, the Company acquired twelve senior housing communities from various related sellers for a purchase price of approximately $302.3 million. The properties include: MorningStar of Sparks- Sparks, NV, MorningStar of Billings, Billings MT, MorningStar of Boise, Boise, ID, MorningStar of Idaho Falls, Idaho Falls, ID, Prestige Senior Living Beaverton Hills, Beaverton, OR, Prestige Senior Living Fiver Rivers, Tillamook, OR, Prestige Senior Living High Desert, Bend, OR, Prestige Senior Living Riverwood, Tualatin, OR, Prestige Senior Living Southern Hills, Salem, OR, Prestige Senior Living Huntington Terrace, Gresham, OR, Prestige Senior Living Orchard Heights, Salem, OR, Prestige Senior Living Arbor Place, Medford, OR (the “Pacific Northwest I Communities”).

The senior housing communities feature a total of 1,408 residential units and will be operated by two third-party property managers to perform the processes of managing the Pacific Northwest I Communities. The Company will pay the property managers a fee between 4% and 5% of the monthly gross revenues and will reimburse the property managers for operating expenses incurred that are consistent with the annual business plan for the Pacific Northwest I Communities.

The following summarizes the allocation of the purchase price for the Pacific Northwest I Communities and the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Land	$12,178
Land improvements	6,881
Building	261,022
Equipment	8,583
In-place lease	13,616

Net assets acquired	$302,280

In connection with the acquisition of the Pacific Northwest I Communities, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $157.5 million that bears a fixed interest rate of 4.30%.

F–26

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Pacific Northwest I Communities (continued)

In August 2013, the Company entered into a secured non-recourse credit agreement for a revolving line of credit facility (“CHP Credit Facility”). The CHP Credit Facility provides for a revolving line of credit in an initial aggregate principal amount of $120 million, which includes a $10 million sub-facility for stand-by letters of credit and a $10 million sub-facility for swing-line advances for intermittent borrowings, with the availability to increase the amount of such revolving line of credit facility to a maximum outstanding aggregate principal amount of $325 million. The CHP Credit Facility has an initial term of three years, with one 12-month extension option available upon payment of an extension fee equal to 0.25% of the then-outstanding principal amount of the credit facility. The Company will make monthly payments based on fluctuating LIBOR rates plus a margin between 2.25% and 3.25% or base rates plus a margin of 1.25% to 2.25% based on the Company’s loan to value ratio. In connection with the acquisition of the Pacific Northwest I Communities, the Company used approximately $68.5 million of available funds from the Credit Facility. The interest rate at December 31, 2013 was 2.74%, which is comprised of LIBOR plus a margin of 2.57%. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expenses of the Pacific Northwest I Communities of approximately $0.08 million for the year ended December 31, 2013.

South Bay Communities

On August 29, 2013, the Company acquired three senior housing communities from affiliates of South Bay Ltd, for a purchase price of approximately $77.5 million. The properties include: The Club at Raiders Ranch- Lubbock, TX, Isles at Raiders Ranch- Lubbock, TX, and Town Village- Oklahoma City, OK (the “South Bay Communities”).

The senior housing communities feature a total of 447 residential units and will continue to be operated by affiliates of South Bay under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the South Bay Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the South Bay Communities.

The following summarizes the allocation of the purchase price for the South Bay Communities and the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Land	$2,395
Land improvements	617
Building	68,665
Equipment	1,415
In-place lease	4,408

Net assets acquired	$77,500

No additional borrowings were obtained in connection with the South Bay Communities acquisition.

F–27

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

DISPOSITION

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% non-controlling membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management continued to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it was paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which was collateralized by the properties, had fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan. The loan repaid in full in March 2013.

Under the terms of the venture agreement for CHTSun IV, the Company was entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varied depending on the date of the purchase and was based on the Company receiving a specified rate of return on the Company’s original investment.

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounted for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On July 1, 2013, pursuant to a purchase and sale agreement dated December 18, 2012, between CHTSun IV to Health Care REIT, Inc. (“HCN”), the Company completed its sale of its joint venture membership interest for a sales price of approximately $61.8 million, net of transaction costs, which reflects an aggregate gain of approximately $4.5 million.

F–28

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the Pacific Northwest I Communities and South Bay Communities, the Company incurred approximately $7.0 million in investment services fees payable to the Advisor had been incurred as of December 31, 2013. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month. Lastly, in connection with the 2013 disposition of CHTSunIV, the Company incurred approximately $0.6 million in disposition services fee payable to the Advisor. Subsequent to December 31, 2013, the Company incurred $1.9 million in investment services fees with the acquisition of Pacific Northwest II Communities.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of approximately 2% to 5% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

Pursuant to the Company’s Advisor expense support agreement, the Advisor has agreed to accept certain payments in the form of forfeitable restricted common stock of the Company in lieu of cash for asset management fees and specified expenses owed by the Company to the Advisor under the advisory agreement.

Commencing on April 1, 2013, the Advisor shall provide expense support to the Company through forgoing the payment of fees in cash and acceptance of restricted stock for services rendered and specified expenses incurred in an amount equal to the positive excess, if any, of (a) aggregate stockholder cash distributions declared for the applicable quarter, over (b) the Company’s aggregate modified funds from operations (as defined in the Advisor expense support agreement). During the year ended December 31, 2013, the Company received approximately $1.4 million of expense support for the Advisor as result of cash distributions exceeded modified funds from operations for the period.

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the Pro Forma Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet to present as if the acquisition of the Pacific Northwest II Communities occurred as of December 31, 2013.

(a)	Represents the assets acquired, use of cash and deposits on hand as of the balance sheet date and additional borrowings to finance the acquisition of the Pacific Northwest II Communities, as described in Note 2.

(b)	Represents the recording of loan costs associated with the acquisition of Pacific Northwest II Communities, as described in Note 2.

(c)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to December 31, 2013, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Pacific Northwest II Communities, as described in Note 2.

F–29

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statement of Operations

The adjustments to the Pro Forma Consolidated Statement of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities had been owned for the full Pro Forma Period and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Period presented.

(a)	The Pacific Northwest II historical amounts represent audited historical amounts for the year ended December 31, 2013 presented in the historical statements of income on page F-9.

(b)	The Pacific Northwest I historical amounts represent unaudited historical amounts for the nine months ended September 30, 2013 as derived from amounts presented in the historical statement of operations on page F-8 on form 8-K/A filed February 11, 2014.

(c)	The South Bay historical amounts represent unaudited historical amounts for the six months ended June 30, 2013 as derived from amounts presented in the historical statement of operations presented in the historical statement of operations on pages F-7 on form 8-K/A filed November 26, 2013.

(d)	The pro forma adjustments relate to the acquisition of the South Bay Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended September 30, 2013 offset by the reversal of amounts recorded in the Company’s historical results of operations for the quarter ended September 30, 2013. The results of operations for the quarter ended December 31, 2013 are included in the Company’s historical amounts for the year ended December 31, 2013. The following represents the pro forma adjustments for the year ended December 31, 2013:

	Pro Forma Adjustments (in thousands)
Account Description	Pro Forma Quarter Ended September 30, 2013	Reversal of Historical Amounts Recorded	Pro Forma Year Ended December 31, 2013
Resident fees and services	$3,009	$(1,431)	$1,578

Property operating expenses	$2,123	$(818)	$1,305

General and administrative expenses	$214	$—	$214

Interest and other income (expense)	$—	$—	$—

(e)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the year ended December 31, 2013 related to the acquisition of the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities that are nonrecurring charges directly related to the pro forma transactions. The remaining acquisition expenses of approximately $10.0 million for the year ended December 31, 2013, relate to other acquisitions during the period that are not material for the purpose of this pro forma financial information.

(f)	Represents the estimated pro forma adjustments for asset management fees due to the Advisor in connection with the ownership of the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Period.

F–30

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(g)	Represents the estimated pro forma adjustments for property management fees due to the Property Manager in connection with the management of the South Bay Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Period.

(h)	For purposes of determining the historical weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities being treated in the Pro Forma Consolidated Statement of Operations as having been acquired as of the period presented, the Company assumed approximately 16.0 million of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities as of January 1, 2013. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Period was adjusted to reflect this amount of shares as being issued on or before the Pro Forma Period instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Period. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted. The additional weighted average number of common stock outstanding of approximately 12.6 million shares for the year ended December 31, 2013 is reflective of the aforementioned 16.0 million of additional shares assumed to be sold during 2012 being outstanding for the year ended December 31, 2013.

F–31

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(i)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire Pro Forma Period presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

Properties	Assets	Estimated Useful Life	Pro Forma Adjustments (in thousands) Year Ended December 31, 2013
South Bay Communities	Land	n/a	—
	Land improvements	15 years	$31
	Buildings	39 years	1,320
	FF&E	3 years	354
	Intangible-in please leases	2.5 years	1,322
	Less: Actual depreciation expense recorded in historical financial statements		(1,479)

	Total		1,548

Pacific Northwest I Communities	Land	n/a	—
	Land improvements	15 years	459
	Buildings	39 years	6,693
	FF&E	3 years	2,861
	Intangible-in please leases	2.5 years	5,446
	Less: Actual depreciation expense recorded		(6,379	)(1)

	Total		9,080

Pacific Northwest II Communities	Land	n/a	—
	Land improvements	15 years	123
	Buildings	39 years	2,196
	FF&E	3 years	969
	Intangible-in please leases	2.5 years	2,823
	Less: Actual depreciation expense recorded in historical financial statements		(1,850)

	Total		4,260

Total – All properties			$14,888

(1)-	Amount includes the reversal of depreciation expense recorded in the historical financial statements of $5.1 million for the nine months ended September 30, 2013 and depreciation expense recorded on the Company’s financial statements of $1.3 million for the quarter ended December 31, 2013.

(j)	Represents the reversal of historical interest expenses and loan cost amortization for the Pro Forma Period related to the acquisition of the South Bay Communities as no additional borrowings were obtained in connection with this acquisition.

(k)	Represents the elimination of interest expense and amortization of loan costs relating to the disposition of CHTSun IV, described in Note 2, for the Pro Forma Period.

F–32

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(l)	Represents the elimination of equity in earnings (loss) of unconsolidated entities and the gain on sale of investment in unconsolidated entity recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

(m)	Represents the property management fees adjustment for the Pacific Northwest I Communities detailed in the related party transactions Note 8 on page F-17, filed on form 8-K/A on February 11, 2014, for the Pro Forma Period presented. These fees are included in the general and administrative expenses on the statement of operations for the Pro Forma Period. The pro forma adjustment for property management fees due to the Property Manager in connection with the management of the Pacific Northwest I Communities estimated for the Pro Forma Period as described in Note 3 “Related Party Transactions.” The pro forma adjustment for general and administrative expenses represents three months of pro forma activity for the quarter ended December 31, 2013.

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Property Management Fees	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
General and administrative expenses	$(1,891)	$930	$(961)

Property management fees	$1,891	$(455)	$1,436

(n)	Represents the interest expense adjustment for the Pacific Northwest I Communities. The other income is included in the historical interest expense, net on the statement of operations for the on page F-8, filed on form 8-K/A on February 11, 2014, for the Pro Forma Period presented. The pro forma adjustment for interest expense of the Pacific Northwest I Communities estimated for the Pro Forma Period based on the loans as described in Note 2 “Pro Forma Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Other Income	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
Interest and other income	$14	$—	$14

Interest expense and loan cost amortization	$(14)	$(3,736)	$(3,750)

F–33

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(o)	Represents the property management fees adjustment for the Pacific Northwest II Communities detailed in the related party transactions Note 8 on page F-19 for the Pro Forma Period presented. These fees are included in the general and administrative expenses on the statement of operations for the Pro Forma Period. The pro forma adjustment for property management fees due to the Property Manager in connection with the management of the Pacific Northwest II Communities estimated for the Pro Forma Period as described in Note 3 “Related Party Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Property Management Fees	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
General and administrative expenses	$(1,175)	$—	$(1,175)

Property management fees	$1,175	$(503)	$672

(p)	Represents the interest expense adjustment for the Pacific Northwest II Communities. The other income is included in the historical interest expense, net on the statement of operations for the Pro Forma Period. The pro forma adjustment for interest expense of the Pacific Northwest II Communities estimated for the Pro Forma Period based on the loans as described in Note 2 “Pro Forma Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Other Income	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
Interest and other income	$8	$—	$8

Interest expense and loan cost amortization	$(8)	$(1,602)	$(1,610)

(q)	The pro forma adjustments relate to the acquisition of the Pacific Northwest I Communities described in Note 2 and represent the net effect of three months of pro forma activity in these financial statement accounts for the quarter ended December 31, 2013 offset by the reversal of actual amounts recorded in the Company’s results of operations for the quarter ended December 31, 2013.

	Pro Forma Adjustments (in thousands)
Account Description	Pro Forma Quarter Ended December 31, 2013	Reversal of Company Amounts Recorded	Pro Forma Year Ended December 31, 2013
Resident fees and services	$8,812	$(2,905)	$5,907

Property operating expenses	$4,434	$(1,540)	$2,894

(r)	Reversal of expense support received by the Company during the year ended December 31, 2013 as a result of the pro forma adjustments providing the Company with additional modified funds for the Pro Forma Period presented related to the Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities.

F–34